SCHEDULE I
                                     TO THE
                              CUSTODIAN AGREEMENT
                                 BY AND BETWEEN
                 WINTON SERIES TRUST and MUFG UNION BANK, N.A.

                             DATE: DECEMBER 1, 2015

                                 NAMES OF FUNDS


WINTON GLOBAL EQUITY PORTFOLIO
WINTON EUROPEAN EQUITY PORTFOLIO
WINTON U.S. EQUITY PORTFOLIO
WINTON INTERNATIONAL EQUITY PORTFOLIO


By: Winton Series Trust                               By: MUFG Union Bank, N.A.,
"Principal"                                           "Custodian"

/s/ John Kim                                          /s/ Theresa A. Moore
------------------------                              --------------------------
Authorized Signature                                  Authorized Signature

John Kim, Vice President                              Theresa A. Moore, VP
------------------------                              --------------------------
Name & Title                                          Name & Title

11/19/15                                              11/20/15
------------------------                              --------------------------
Date                                                  Date